Exhibit 23.1

KPMG Audit Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris La Défense Cedex France	Téléphone : +33 (0)1 55 68 68 68 Télécopie : +33 (0)1 55 68 73 00 Site internet : www.kpmg.fr

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Talend S.A.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Paris La Défense, France

July 19, 2016

KPMG S.A.

/s/ Grégoire Menou	/s/ Jacques Pierre
Grégoire Menou Partner	Jacques Pierre Partner